UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BNY MELLON ETF TRUST

(Exact name of registrant as specified in its charter)

Massachusetts (State of incorporation or organization)	See Below (I.R.S. Employer Identification No.)

240 Greenwich Street

New York, New York 10286

(Address of principal executive offices, including zip code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of Each Class to be so Registered	Name of Exchange on which each Class is to be so registered	I.R.S. Employer Identification Number
BNY Mellon Concentrated International ETF	NYSE Arca, Inc.	86-1992514

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c), please check the following box. ☒:

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is to become effective pursuant to General Instruction A.(d), please check the following box. ☐:

Securities Act registration statement file number to which this form relates: 333-234030

Securities to be registered pursuant to Section 12(g) of the Act: None.

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1. Description of Registrant’s Securities to be Registered.

A description of the shares is set forth in Post-Effective Amendment No. 24 to BNY Mellon ETF Trust’s (the “Registrant”) Registration Statement on Form N-1A (the “Registration Statement”) (Commission File Nos. 333-234030; 811-23477), as filed with the U.S. Securities and Exchange Commission (the “SEC”) via EDGAR Accession No. 0001493580-21-000098 on November 29, 2021. Any form of supplement to the Registration Statement that is subsequently filed with the SEC that relates to the shares is also hereby incorporated herein by reference.

Item 2. Exhibits.

A.	Registrant’s Amended and Restated Declaration of Trust dated January 14, 2020 is incorporated herein by reference to Exhibit (a)(3) to Pre-Effective Amendment No. 2 to the Registrant’s registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the SEC via EDGAR Accession No. 0001493580-20-000002 on February 14, 2020.

B.	Registrant’s By-Laws, as adopted September 24, 2019, are incorporated herein by reference to Exhibit (b) to the Registrant’s initial registration statement on Form N-1A (File Nos. 333-234030 and 811-23477), as filed with the SEC via EDGAR Accession No. 0001493580-19-000004 on October 1, 2019.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

BNY MELLON ETF TRUST
Date: November 30, 2021
	By:	/s/Amanda Quinn
Amanda Quinn Assistant Secretary